Exhibit 99.1

Cinedigm Announces Second Quarter Fiscal 2019 Financial Results

Net Loss Reduced by $4.0 million or 53%; OTT Channel Revenues Up 23%; Strategic Transition to OTT Business Model Continues

LOS ANGELES (November 14, 2018) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the second quarter fiscal 2019, which ended September 30, 2018.

Key Second Quarter Financial Results:

•	Consolidated revenues were $13.7 million, down 16% due to the expected decline in the legacy cinema equipment business (down 31%)
•	OTT channel revenues were up 23% year-over-year
•	Net loss to common stockholders was reduced by $4.0 million, a 53% improvement versus the prior year quarter
•	Total Content and Entertainment EBITDA improved 12% versus the prior year quarter and 11% over the first quarter of this year

Key Business Highlights:

•	Forged partnership with leading Chinese streaming channel Youku to exclusively distribute 30 original feature films to all platforms in North America
•	Expanded OTT ad-supported footprint by launching Cinedigm’s portfolio of streaming networks on Xumo, a free linear and on-demand service integrated with key smart TV OEM brands including LG, Hisense, Sharp, Marnavox and Phillips, among others.
•	Launched Cinedigm subscription OTT Networks on Dish Network’s ‘Subscription on Demand’ offering available to nearly 10 million subscribers, as well as their virtual MVPD offering SlingTV, with more than 2.37 million subscribers.
•	Announced a partnership to bring Cinedigm’s portfolio of streaming channels to Tubi, one of the fastest growing and largest free streaming services in the OTT landscape.
•	Expanded content library with several premium acquisitions including 10 Seasons of the popular family drama Heartland, the worldwide distribution rights to THE AURORA GAMES and North American distribution rights to the military film drama, SGT. WILL GARDNER, to be released in select theatres, on demand and digital, in January 2019
•	Announced partnership with Mark Yellen Productions and Rosenbloom Entertainment to produce a multi-season television series about literary adventurer Emily “Mickey” Hahn, set in Shanghai and targeted as a China/U.S.co-production
•	Announced planned early 2019 launch of BAMBU, a new Chinese streaming channel targeting English-speaking Millennial and Gen-Z viewers with digital and theatrical films, series, animation and reality programming.

“We expanded our footprint during the quarter through a number of new OTT streaming platform deals and further enriched our content library with the acquisition of new premium programming,” said Chris McGurk, Chairman and CEO. “By investing in a breadth of quality programming and making it available across a variety of platforms, we continue to position Cinedigm as a key player in reaching OTT streaming viewers and advertisers. Our unique approach to bilateral distribution of content and streaming channels through strategic U.S. and China partnerships gives us a clear advantage over other players in the industry in the two biggest entertainment markets in the world that also have the largest and fastest growing OTT footprints.”

Mr. McGurk added, “Our interactions in the China market reinforce our view of the massive opportunity for the flow of movies, TV and other digital programming into and out of China. The partnerships we are establishing with high-quality entertainment partners are opening a number of gateways for the creation and acquisition of additional revenue sources. Our recently announced partnership with Youku to distribute 30 original Chinese feature films in North America on all key platforms, as well as the planned launch of Chinese-content channel Bambu, are key examples of the progress we are making with our China strategy.”

Jeffrey Edell, Chief Financial Officer, added, “The run-off of our legacy cinema equipment business, while contracted and expected, provides us with a predictable financial profile as we continue to invest in the strategic transition of our business to higher growth, higher margin OTT revenue streams with a focus on the highly disruptive and fast-growing ad-supported sector, which is projected to be a $50 billion worldwide business by 2022. We also have invested significantly in our new content rights management and OTT technology solutions, which we believe will significantly transform the process in which we and our streaming partners will ingest and distribute content, thereby reducing the time and cost of cataloging the content we acquire, materially reducing the delivery time to a growing number of platforms and generating substantial SAAS revenues for Cinedigm.”

Financial Summary

Revenue

Revenue for the three months ended September 30, 2018 was $13.7 million, compared to $16.3 million for the year ago period. This decrease was driven by lower cinema equipment deployment and services revenue derived from virtual print fees (“VPF”) in our legacy business, which are earned when movies distributed by studios are displayed on screens utilizing the Company’s systems that are installed in movie theatres. The Company continues to shift its strategy toward building a portfolio of revenue streams in the OTT business as the cinema equipment business winds down.

Direct Operating Expenses

Direct operating expenses for the second quarter of fiscal 2019 decreased by 11% to $3.6 million compared to $4.0 million for the year ago period. The decrease was primarily due to a reduction in content advance amortization in the company’s Content & Entertainment business segment.

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $240,000, or 4%, to $6.5 million for the three months ended September 30, 2018 compared to $6.2 million for the three months ended September 30, 2017.

Interest expense, net

Net interest expense decreased by $1.4 million, or 35%, to $2.6 million for the three months ended September 30, 2018 compared to $4.0 million for the three months ended September 30, 2017. The decrease was primarily due to lower interest expense on a lower outstanding debt balance compared to the second quarter of fiscal 2018.

Net income / (loss)

For the three months ended September 30, 2018, the Company had a net loss of $3.5 million, and after giving effect to preferred stock dividends of $89,000, a net loss available to common stockholders of $3.6 million or ($0.09) per basic and diluted share based on a weighted average of 37,696,256 million shares outstanding. In comparison, for the three months ended September 30, 2017, the Company had a net loss of $7.5 million, and after giving effect to preferred stock dividends of $89,000, a net loss available to common stockholders of $7.5 million or ($0.60) per basic and diluted share based on a weighted average of 12,650,909 million shares outstanding.

Adjusted EBITDA

Adjusted EBITDA decreased by $3.0 million, or 51%, to $2.9 million for the three months ended September 30, 2018 compared to $5.9 million for the three months ended September 30, 2017. The decrease was due to the cinema equipment VPF expected decline, in our legacy business, which was partially offset by a 12% gain in the content and entertainment business.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 1:30 p.m. PDT / 4:30 p.m. EDT on November 14, 2018.

To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call-in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning November 14, 2018 at 7:30 p.m. EST, through November 21, 2018 at 7:30 p.m. EST. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 2635648.

About Cinedigm

Cinedigm powers custom content solutions to the world's largest retail, media and technology companies. The global company provides premium feature films and series to digital platforms including Netflix, Amazon, Xumo, Roku, Vizio, Dish/Sling, Apple, and Google plus cable/satellite providers including Comcast, Dish Network and DirectTV in addition to major retailers including Wal-Mart and Target. Leveraging Cinedigm's unique capabilities, content and technology, the company has emerged as a leader in the fast-growing digital-first channel business, with seven networks under management that reach hundreds of millions of devices while also providing premium content and service expertise to the entire digital-first ecosystem. With reciprocal distribution partnerships in both the United States and China, Cinedigm's growing stable of platforms has unprecedented availability in the two largest markets in the world.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310-466-5135

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30, 2018	March 31, 2018
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$15,691	$17,952
Accounts receivable, net	30,834	38,128
Inventory, net	626	792
Unbilled revenue	2,632	6,799
Prepaid and other current assets	8,647	10,497
Total current assets	58,430	74,168
Restricted cash	1,000	1,000
Property and equipment, net	18,173	21,483
Intangible assets, net	11,867	14,653
Goodwill	8,701	8,701
Other long-term assets	1,137	1,177
Total assets	$99,308	$121,182
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$55,777	$69,225
Current portion of notes payable, including unamortized debt discount of $1,216 and $225 respectively	24,627	4,775
Current portion of notes payable, non-recourse	300	512
Current portion of deferred revenue	1,687	1,821
Total current liabilities	82,391	76,333
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs and debt discounts of $1,825 and $2,140 respectively	28,140	37,570
Notes payable, net of current portion and unamortized debt issuance costs and debt discounts of $1,151 and $3,352 respectively	14,076	25,435
Deferred revenue, net of current portion	3,101	3,842
Other long-term liabilities	255	306
Total liabilities	127,963	143,486
Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at September 30, 2018 and March 31, 2018, respectively Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 60,000,000 shares authorized at September 30, 2018 and March 31, 2018, respectively; 36,383,038 and 36,261,975 shares issued and 35,069,202 and 34,948,139 shares outstanding at September 30, 2018 and March 31, 2018, respectively	35	35
Additional paid-in capital	366,804	366,223
Treasury stock, at cost; 1,313,836 Class A common shares at September 30, 2018 and March 31, 2018	(11,603)	(11,603)
Accumulated deficit	(386,149)	(379,225)
Accumulated other comprehensive loss	(22)	(38)
Total stockholders’ deficit of Cinedigm Corp.	(27,376)	(21,049)
Deficit attributable to noncontrolling interest	(1,279)	(1,255)
Total deficit	(28,655)	(22,304)
Total liabilities and deficit	$99,308	$121,182

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenues	$13,744	$16,278	$26,822	$31,518
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	3,616	4,041	7,041	8,107
Selling, general and administrative	6,487	6,247	13,030	12,565
Provision for doubtful accounts	1,067	949	1,132	949
Depreciation and amortization of property and equipment	2,076	3,645	4,165	8,002
Amortization of intangible assets	1,395	1,395	2,790	2,790
Total operating expenses	14,641	16,277	28,158	32,413
Income (loss) from operations	(897)	1	(1,336)	(895)
Interest expense, net	(2,572)	(3,975)	(5,267)	(8,016)
Debt conversion expense and loss on extinguishment of notes payable	—	(3,205)	—	(3,205)
Other expense, net	(18)	(133)	(28)	(202)
Change in fair value of interest rate derivatives	—	43	—	83
Loss from operations before income taxes	(3,487)	(7,269)	(6,631)	(12,235)
Income tax expense	—	(196)	(139)	(382)
Net loss	(3,487)	(7,465)	(6,770)	(12,617)
Net loss attributable to noncontrolling interest	8	11	24	17
Net loss attributable to controlling interests	(3,479)	(7,454)	(6,746)	(12,600)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(3,568)	$(7,543)	$(6,924)	$(12,778)
Net loss per Class A and Class B common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.09)	$(0.60)	$(0.18)	$(1.07)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	37,696,256	12,650,909	37,667,934	11,958,601

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended September 30,
($ in thousands)	2018	2017
Net loss	$(3,487)	$(7,465)
Add Back:
Income tax expense	—	196
Depreciation and amortization of property and equipment	2,076	3,645
Amortization of intangible assets	1,395	1,395
Interest expense, net	2,572	3,975
Debt conversion expense and loss on extinguishment of notes payable	—	3,205
Other expense, net	18	233
Change in fair value of interest rate derivatives	—	(43)
Provision for doubtful accounts	—	393
Stock-based compensation and expenses	317	330
Net loss attributable to noncontrolling interest	8	11
Adjusted EBITDA	$2,899	$5,875

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,942)	$(3,476)
Amortization of intangible assets	(11)	(12)
Provision for doubtful accounts	—	(393)
Other (income) expense, net	—	—
Income from operations	(3,206)	(4,398)
Adjusted EBITDA from non-cinema equipment business	$(2,260)	$(2,404)

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Six Months Ended September 30,
($ in thousands)	2018	2017
Net loss	$(6,770)	$(12,617)
Add Back:
Income tax expense	139	382
Depreciation and amortization of property and equipment	4,165	8,002
Amortization of intangible assets	2,790	2,790
Interest expense, net	5,267	8,016
Debt conversion expense and loss on extinguishment of notes payable	—	3,205
Other expense, net	28	502
Change in fair value of interest rate derivatives	—	(83)
Provision for doubtful accounts	—	393
Stock-based compensation and expenses	403	647
Net loss attributable to noncontrolling interest	24	17
Adjusted EBITDA	$6,046	$11,254

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(3,902)	$(7,677)
Amortization of intangible assets	(23)	(23)
Provision for doubtful accounts	—	(393)
Other (income) expense, net	—	—
Income from operations	(6,929)	(8,743)
	$(4,808)	$(5,582)